EXHIBIT 10.1

FINDER’S FEE AGREEMENT

This Finder’s Fee Agreement (this “Agreement”), dated January 30, 2004 (the “Effective Date”), is entered into by and between Digital Data Networks, Inc., a Washington corporation (the “Company”), and Howard Parker, an individual resident of the State of Florida (the “Finder”).

WITNESSETH:

WHEREAS, the Company has been actively seeking a business combination with another entity;

WHEREAS, the Finder has introduced the Company to i2 Telecom International, Inc. (the “Target”), and the Company and the Target are currently negotiating the terms of a proposed merger between the Target and a wholly-owned subsidiary of the Company (the “Proposed Merger”); and

WHEREAS, this Agreement sets forth the terms and conditions by which the Finder may be compensated in the event that the Proposed Merger is consummated.

NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DUTIES AND FINDER’S FEE

1.01. Duties. The Finder and the Company hereby agree that the Finder shall, when requested by the Target or the Company, assist in facilitating the Proposed Merger; provided, however, that the Finder’s duties and responsibilities under this Agreement are expressly limited to exclude any activity or function that is traditionally performed by a “broker,” as such term is defined in Section 3(a)(4) of the Securities Exchange Act of 1934, as amended. In particular but not as exhaustive prohibitions, the Finder shall not do, cause to have done, or participate in any of the following:

(i)	advertise that any of the Company’s securities are available for sale;

(ii)	negotiate for the purchase of or subscription for the Company’s securities;

(iii)	distribute sales material or a confidential private placement memorandum, or investment summary, if any, other than to act as a mail or delivery conduit for the Company;

(iv)	discuss any details regarding the Company’s securities or the offering thereof; or

(v)	make recommendations or give advice with respect to the purchase of or subscription for the Company’s securities.

1.02. Finder’s Fee. The Company shall pay to the Finder a fee of 369,019 shares (the “Shares”) of the Company’s common stock (or another security convertible into such number of shares of the Company’s common stock) if, and only if, the Proposed Merger closes on or before February 27, 2004. Prior to, and as a condition precedent to, the Company’s issuance of such shares to the Finder, the Finder agrees to complete, execute, and deliver to the Company an Investor’s Representation Statement in the form attached hereto as Exhibit A.

1.03. Registration Rights. No later than ten (10) Business Days prior to the date on which the Company intends to file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the Proposed Offering (as hereinafter defined), the Company shall provide written notice to the Finder. Such notice shall state the Company’s intention to file the Registration Statement and the date on which the Company intends to file such Registration Statement (the “Intended File Date”). If Finder has, as of two (2) Business Days prior to the Intended File Date, delivered a written notice to the Company indicating Finder’s desire to have securities registered on the Registration Statement for account of the Finder, then the Company shall register, at its expense, for the account of such recipient up to 30% of the Shares then held by the recipient. As used herein, “Proposed Offering” shall mean the first private placement of securities conducted by the Company in calendar year 2004 effected for capital raising purposes.

1.04. Terminable At Will. This Agreement may be terminated by the Company, in its sole discretion, at any time after February 29, 2004, and for any reason without prior notice to the Finder.

1.05. Payment After Termination. The Company shall pay all fees earned pursuant to this Agreement to the Finder, notwithstanding the termination of this Agreement.

ARTICLE II

CONFIDENTIALITY AND REASONABLE EFFORTS

2.01. Reasonable Efforts. The Finder shall use reasonable good faith efforts in assisting with the Proposed Merger and shall devote the time he deems necessary to the location of such potential investors.

2.02. Nonexclusivity. This Agreement is nonexclusive, and the Company may retain the services of any number of other finders or brokers.

2.03. Non-Disclosure. The Finder shall not, at any time during the term of this Agreement or at any time thereafter, disclose to any person any proprietary information or trade secrets of the Company, except as may be required by court order or law.

ARTICLE III

MISCELLANEOUS

3.01. Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement. Specifically, the Finder agrees to execute any subscription agreement or investor’s representation statement that the Company reasonably requests prior to the issuance of any of the Company’s securities to the Finder.

3.02. Severability. In the event that any of the provisions, or portions thereof of this Agreement are held to be illegal, unenforceable, or invalid by any court of competent jurisdiction, the legality, enforceability, and validity of the remaining provisions, or portions thereof shall not be affected thereby, and, in lieu of the illegal, unenforceable, or invalid provision, or portion thereof there shall be added a new legal, enforceable, and valid provision as similar in scope and effect as is necessary to effectuate the results intended by the deleted provision or portion.

3.03. Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

3.04. Gender. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa.

3.05. Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

3.06. Multiple Counterparts. This Agreement may be executed in duplicate counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.07. GOVERNING LAW; VENUE. THIS AGREEMENT HAS BEEN EXECUTED IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE. VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER ONLY IN DALLAS COUNTY, TEXAS.

3.08. Court Costs and Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

3.09. Inurement: Assignment. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

3.10. Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

3.11. Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

3.12. Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

3.13. Execution. Each party to this Agreement hereby represents and warrants to the other party hereto that such party has full power and capacity to execute, deliver, and perform this Agreement, which has been duly executed and delivered by, and which evidences the valid and binding obligation of; such party enforceable in accordance with its terms subject to applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization moratorium, or similar laws affecting the enforcement of creditor’s right’s from time to time in effect and to general principles of equity.

3.14. Independent Contractor Status. The Company and the Finder hereby agree that the Finder is being retained by the Company in the capacity of an independent contractor and not as an employee or agent of the Company. The Company and the Finder further agree that nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, or other affiliation that would operate to permit the Finder to bind the Company with respect to any matter or would cause the Company to be liable for any action of the Finder, and the Finder hereby agrees that it will not represent to any third party that its engagement by the Company is in any capacity other than as an independent contractor.

3.15. Taxes and Withholding. The Finder hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman’s compensation, and other withholdings. The Finder further acknowledges that the Company is legally obligated, and shall endeavor to issue timely, a yearly Form 1099 to the Finder, and a Form 1096 to the Internal Revenue Service, reporting the full amount of fees paid to the Finder during the reporting period.

3.16. Notices. Any notice, consent, waiver, demand, payment, or other communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes (i) if delivered personally to the person; or (ii) if sent by registered or certified mail, postage and charges prepaid. Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, or as of the date on which the same was deposited in the United States mail, addressed, and sent as aforesaid (whether or not actually received).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

THE FINDER:

/s/ Howard Parker
Howard Parker

THE COMPANY:

DIGITAL DATA NETWORKS, INC.

By:	/s/ Donald B. Scott, Jr.
Donald B. Scott, Jr.
President and Chief Executive Officer